Exhibit 99.1
GigaCloud Technology Inc Announces First Quarter Ended March 31, 2024 Financial Results
-- Revenue Nearly Doubled and Hit Record High;
Further Accelerated GigaCloud Marketplace Across all Metrics --
EL MONTE, Calif., May 9, 2024 — GigaCloud Technology Inc (Nasdaq: GCT) (“GigaCloud” or the “Company”), a pioneer of global end-to-end B2B technology solutions for large parcel merchandise, today announced financial results for the first quarter ended March 31, 2024, including substantial growth in revenue, gross profit, and net income over the comparable prior year period.
First Quarter 2024 Financial Highlights
•Total revenues of $251.1 million, increased 96.5% from $127.8 million in the first quarter of 2023.
•Gross profit of $66.5 million, increased 124.7% from $29.6 million in the first quarter of 2023. Gross margin grew to 26.5%, up 340 basis points from 23.1% in the first quarter of 2023.
•Net income of $27.2 million, increased 71.1% from $15.9 million in the first quarter of 2023. Net income margin was 10.8%, down 160 basis points from 12.4% in the first quarter of 2023. Diluted EPS increased 69.2% to $0.66, from $0.39 in the first quarter of 2023.
•Adjusted EBITDA1 increased 74.2% to $34.5 million, from $19.8 million in the first quarter of 2023. Adjusted EPS – diluted2 increased 71.4% to $0.84, from $0.49 in the first quarter of 2023.
•Cash, Restricted Cash, and Investments totaled $196.2 million as of March 31, 2024, increased 6.5% from $184.2 million as of December 31, 2023.
Operational Highlights
•GigaCloud Marketplace GMV3 increased 64.0% to $907.7 million in the 12 months ended March 31, 2024, from $553.5 million in the 12 months ended March 31, 2023.
•3P seller GigaCloud Marketplace GMV4 increased 71.8% to $489.9 million in the 12 months ended March 31, 2024, from $285.2 million in the 12 months ended March 31, 2023. 3P seller GigaCloud Marketplace GMV represented 54.0% of total GigaCloud Marketplace GMV in the 12 months ended March 31, 2024, up from 51.5% in the 12 months ended March 31, 2023.
•Active 3P sellers5 increased 43.7% to 865 in the 12 months ended March 31, 2024, from 602 in the 12 months ended March 31, 2023.
1     Adjusted EBITDA is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measure” and the table captioned “Unaudited Reconciliation of Adjusted EBITDA” set forth at the end of this press release.
2     Adjusted EPS – diluted is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measure” and the table captioned “Unaudited Reconciliation of Adjusted EPS – diluted” set forth at the end of this press release.
3    GigaCloud Marketplace GMV means the total gross merchandise value of transactions ordered through our GigaCloud Marketplace including GigaCloud 3P and GigaCloud 1P, before any deductions of value added tax, goods and services tax, shipping charges paid by buyers to sellers and any refunds.
4     3P seller GigaCloud Marketplace GMV means the total gross merchandise value of transactions sold through our GigaCloud Marketplace by 3P sellers, before any deductions of value added tax, goods and services tax, shipping charges paid by buyers to sellers and any refunds.
5    Active 3P sellers means sellers who have sold a product in GigaCloud Marketplace within the last 12-month period, irrespective of cancellations or returns.

•Active buyers6 increased 29.1% to 5,493 in the 12 months ended March 31, 2024, from 4,255 in the 12 months ended March 31, 2023.
•Spend per active buyer7 increased 27.0% to $165,239 in the 12 months ended March 31, 2024, from $130,083 in the 12 months ended March 31, 2023.
“We are pleased to report exceptional growth in revenue, accompanied by marked improvements in gross profit margin,” said Larry Wu, Founder, Chairman and Chief Executive Officer of GigaCloud. “Additionally, our GigaCloud Marketplace continued its impressive momentum across all key metrics, while simultaneously expanding its service offerings. Strategic investments in our fulfillment infrastructure in support of our expected growth and foreign exchange fluctuations caused a temporary decline in our net income margin for the first quarter. We are confident that these investments will better position GigaCloud to meet surging Marketplace buyer and seller demands while further enhancing efficiency.
“The introduction of our Branding-as-a-Service, or BaaS, marked a pivotal moment for GigaCloud and the furniture industry as a whole, especially within our marketplace where furniture is a key category.” Mr. Wu continued, “This program allows qualified sellers to leverage the well-established Christopher Knight Home brand to address the longstanding challenges associated with brand building in the furniture sector. We are observing widespread enthusiasm from Marketplace sellers as we prepare for inaugural transactions under the program in the second quarter. This strategic move underscores our commitment to empower Marketplace buyers and sellers and is an example of yet another addition to our service toolbox designed to foster stronger loyalty and engagement among Marketplace buyers and sellers. We are confident that our sustained growth will unlock even greater opportunities for our buyers and sellers, solidifying GigaCloud’s position at the forefront of streamlining the global supply chain for large parcel merchandise through our Supplier Fulfilled Retailing model.”
Business Outlook
The Company expects its total revenues to be between $265 million and $280 million in the second quarter of 2024. This forecast reflects the Company’s current and preliminary views on the market and operational conditions, which are subject to change and cannot be predicted with reasonable accuracy as of the date hereof.
Conference Call
The Company will host a conference call to discuss its financial results at 8:00 am U.S. Eastern Time (8:00 pm Beijing/Hong Kong Time) on May 9, 2024. Participants who wish to join the call should pre-register here at https://register.vevent.com/register/BI2d6dde94a2864239b696c2e79bc831a5. Upon registration, participants will receive the dial-in number and a unique PIN, which can be used to join the conference call. If participants register and forget their PIN or lose their registration confirmation email, they may re-register to receive a new PIN. All participants are encouraged to dial in 15 minutes prior to the start time.
A live and archived webcast of the conference call will be accessible on the Company’s investor relations website at: https://investors.gigacloudtech.com/.
About GigaCloud Technology Inc
GigaCloud Technology Inc is a pioneer of global end-to-end B2B technology solutions for large parcel merchandise. The Company’s B2B ecommerce platform, which it refers to as the “GigaCloud Marketplace,” integrates everything from discovery, payments and logistics tools into one easy-to-use platform. The Company’s global marketplace seamlessly connects manufacturers, primarily in Asia, with resellers, primarily in the U.S., Asia and Europe, to execute cross-border transactions with confidence, speed and efficiency. The Company offers a truly comprehensive solution that transports products from the manufacturer’s warehouse to the end customer’s doorstep, all at one fixed price. The Company first launched its marketplace in January 2019 by focusing on the global furniture market and has since expanded into additional categories such as home appliances and fitness equipment. For more information, please visit the Company’s website: https://investors.gigacloudtech.com/.
6    Active buyers means buyers who have purchased a product in the GigaCloud Marketplace within the last 12-month period, irrespective of cancellations or returns.
7    Spend per active buyer is calculated by dividing the total GigaCloud Marketplace GMV within the last 12-month period by the number of active buyers as of such date.

Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EPS – diluted, to understand and evaluate its core operating performance. Adjusted EBITDA is net income excluding interest, income taxes and depreciation, further adjusted to exclude share-based compensation expense. Adjusted EPS – diluted is a financial measure defined as our Adjusted EBITDA divided by our basic and diluted weighted-average shares outstanding, respectively. Management uses Adjusted EBITDA and Adjusted EPS – diluted as measures of operating performance, for planning purposes, to allocate resources to enhance the financial performance of our business, to evaluate the effectiveness of our business strategies and in communications with our Board of Directors and investors concerning our financial performance. Non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.
For more information on the non-GAAP financial measures, please see the tables captioned “Unaudited Reconciliation of Adjusted EBITDA” and “Unaudited Reconciliation of Adjusted EPS – diluted” set forth at the end of this press release.
Forward-Looking Statements
This press release contains “forward-looking statements”. Forward-looking statements reflect our current view about future events. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC.
For investor and media inquiries, please contact:
GigaCloud Technology Inc
Investor Relations
Email: ir@gigacloudtech.com
PondelWilkinson, Inc.
Laurie Berman (Investors) – lberman@pondel.com
George Medici (Media) – gmedici@pondel.com

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except for share data and per share data)

	December 31,	March 31,
	2023	2024
ASSETS
Current assets
Cash	$183,283	$185,214
Restricted cash	885	894
Investments	—	10,075
Accounts receivable, net	58,876	59,400
Inventories	132,247	186,131
Prepayments and other current assets	17,516	18,940
Total current assets	392,807	460,654
Non-current assets
Operating lease right-of-use assets	398,922	459,033
Property and equipment, net	24,614	22,763
Intangible assets, net	8,367	7,820
Goodwill	12,586	12,586
Deferred tax assets	1,440	3,360
Other non-current assets	8,173	11,392
Total non-current assets	454,102	516,954
Total assets	$846,909	$977,608

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable (including accounts payable of VIEs without recourse to the Company of $11,563 and nil as of December 31, 2023 and March 31, 2024, respectively)	$69,757	$86,766
Contract liabilities (including contract liabilities of VIEs without recourse to the Company of $736 and nil as of December 31, 2023 and March 31, 2024, respectively)	5,537	7,554
Current operating lease liabilities (including current operating lease liabilities of VIEs without recourse to the Company of $1,305 and nil as of December 31, 2023 and March 31, 2024, respectively)	57,949	69,400
Income tax payable (including income tax payable of VIEs without recourse to the Company of $3,644 and nil as of December 31, 2023 and March 31, 2024, respectively)	15,212	21,387
Accrued expenses and other current liabilities (including accrued expenses and other current liabilities of VIEs without recourse to the Company of $2,774 and nil as of December 31, 2023 and March 31, 2024, respectively)	57,319	66,572
Total current liabilities	205,774	251,679
Non-current liabilities
Operating lease liabilities, non-current (including operating lease liabilities, non-current of VIEs without recourse to the Company of $553 and nil as of December 31, 2023 and March 31, 2024, respectively)	343,511	400,988
Deferred tax liabilities	3,795	3,683
Finance lease obligations, non-current	111	122
Non-current income tax payable	3,302	3,357
Total non-current liabilities	350,719	408,150
Total liabilities	$556,493	$659,829
Commitments and contingencies

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (continued)
(In thousands)

	December 31,	March 31,
	2023	2024
Shareholders’ equity
Treasury shares, at cost (294,029 and 292,637 shares held as of December 31, 2023 and March 31, 2024, respectively)	$(1,594)	$(1,594)
Class A ordinary shares ($0.05 par value, 50,673,268 shares authorized, 31,738,632 and 33,003,452 shares issued as of December 31, 2023 and March 31, 2024, respectively, 31,455,148 and 32,720,692 shares outstanding as of December 31, 2023 and March 31, 2024, respectively)	1,584	1,648
Class B ordinary shares ($0.05 par value, 9,326,732 shares authorized as of December 31, 2023 and March 31, 2024, respectively, 9,326,732 and 8,076,732 shares issued and outstanding as of December 31, 2023 and March 31, 2024, respectively)	466	403
Additional paid-in capital	111,736	112,015
Accumulated other comprehensive income	526	414
Retained earnings	177,698	204,893
Total shareholders’ equity	290,416	317,779
Total liabilities and shareholders’ equity	$846,909	$977,608

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands except for share data and per share data)

	Three Months Ended March 31,
	2023	2024
Revenues
Service revenues	$35,096	$67,415
Product revenues	92,701	183,662
Total revenues	127,797	251,077
Cost of revenues
Services	28,767	54,431
Product sales	69,456	130,098
Total cost of revenues	98,223	184,529
Gross profit	29,574	66,548
Operating expenses
Selling and marketing expenses	6,896	14,580
General and administrative expenses	4,150	15,389
Research and development expenses	672	1,756
Losses on disposal of property and equipment	—	6
Total operating expenses	11,718	31,731
Operating income	17,856	34,817
Interest expense	(113)	(81)
Interest income	590	1,609
Foreign currency exchange gains (losses), net	1,385	(2,709)
Government grants	—	6
Others, net	(21)	(322)
Income before income taxes	19,697	33,320
Income tax expense	(3,756)	(6,125)
Net income	$15,941	$27,195
Net income attributable to ordinary shareholders	15,941	27,195
Foreign currency translation adjustment, net of nil income taxes	(194)	(112)
Total other comprehensive income (loss)	(194)	(112)
Comprehensive Income	$15,747	$27,083
Net income per ordinary share
—Basic	$0.39	$0.67
—Diluted	$0.39	$0.66
Weighted average number of ordinary shares outstanding used in computing net income per ordinary share
—Basic	40,716,501	40,788,658
—Diluted	40,716,501	40,950,170

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2023	2024
Cash flows from operating activities:
Net income	$15,941	$27,195
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for doubtful accounts	55	63
Inventory write-down	242	304
Deferred tax	(145)	(2,034)
Share-based compensation	247	275
Depreciation and amortization	380	2,081
Loss from disposal of property and equipment	—	6
Operating lease	450	8,806
Interest income	—	(75)
Unrealized foreign currency exchange gains	(419)	(686)
Others	—	1,859
Changes in operating assets and liabilities:
Accounts receivable	(2,705)	(632)
Inventories	(2,344)	(56,047)
Prepayments and other assets	(2,266)	(2,289)
Accounts payable	1,738	16,881
Contract liabilities	125	2,045
Income tax payable	3,697	6,552
Accrued expenses and other current liabilities	5,350	11,005
Net cash provided by operating activities	20,346	15,309
Cash flows from investing activities:
Cash paid for purchase of property and equipment	(137)	(3,993)
Cash received from disposal of property and equipment	—	1,525
Purchases of investments	—	(10,000)
Net cash used in investing activities	(137)	(12,468)
Cash flows from financing activities:
Repayment of finance lease obligations	(840)	(595)
Repayment of bank loans	(76)	—
Net cash used in financing activities	(916)	(595)
Effect of foreign currency exchange rate changes on cash and restricted cash	(159)	(306)
Net increase in cash and restricted cash	19,134	1,940
Cash and restricted cash at the beginning of the period	145,076	184,168
Cash and restricted cash at the end of the period	164,210	186,108
Supplemental disclosure of cash flow information
Cash paid for interest expense	113	81
Cash paid for income taxes	$204	$1,596

GigaCloud Technology Inc
UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
(In thousands, except for per share data)

	Three Months Ended March 31,
	2023	2024
Net Income	$15,941	$27,195
Add: Income tax expense	3,756	6,125
Add: Interest expense	113	81
Less: Interest income	(590)	(1,609)
Add: Depreciation and amortization	380	2,081
Add: Share-based compensation expenses	247	275
Add: Non-recurring items(1)	—	349
Adjusted EBITDA	$19,847	$34,497
_____________________
(1)    During the three months ended March 31, 2024, one of our fulfillment centers in Japan experienced a fire. As a result of the fire, we recognized losses of $1.8 million. Based on the provisions of our insurance policy, we have determined that partial recovery of the incurred losses is probable as of March 31, 2024 and therefore recorded an insurance recovery of $1.5 million. We do not believe such losses to be recurring or frequent in nature.
UNAUDITED RECONCILIATION OF ADJUSTED EPS – DILUTED

	Three Months Ended March 31,
	2023	2024
Net income per ordinary share – diluted	$0.39	$0.66
Adjustments, per ordinary share:
Add: Income tax expense	0.09	0.15
Add: Interest expense	—	—
Less: Interest income	(0.01)	(0.04)
Add: Depreciation and amortization	0.01	0.05
Add: Share-based compensation expenses	0.01	0.01
Add: Non-recurring items(1)	—	0.01
Adjusted EPS – diluted	$0.49	$0.84

Weighted average number of ordinary shares outstanding - diluted	40,716,501	40,950,170
_____________________
(1)    During the three months ended March 31, 2024, one of our fulfillment centers in Japan experienced a fire. As a result of the fire, we recognized losses of $1.8 million. Based on the provisions of our insurance policy, we have determined that partial recovery of the incurred losses is probable as of March 31, 2024 and therefore recorded an insurance recovery of $1.5 million. We do not believe such losses to be recurring or frequent in nature.